                                                                   EXHIBIT 10.7


                                AMENDED & RESTATED
                          FIBER OPTIC LEASE AGREEMENT
                                    BETWEEN
                      MSM ASSOCIATES, LIMITED PARTNERSHIP
                                      AND
                      ALLNET COMMUNICATION SERVICES, INC.

               This Agreement (the "Agreement") is made as of the first day of August, 1994 among MSM Associates, Limited Partnership, a Delaware limited partnership with principal offices at 5000 Plaza on the Lake, Suite 200, Austin, Texas 78746 and assigns ("Lessor" or "MSM") and Allnet Communication Services, Inc., a Michigan corporation with principal offices at 30300 Telegraph Road, Suite 350, Bingham Farms, Michigan 48025 ("Lessee").

               WHEREAS, Mutual Signal Corp., a New York corporation, and Lexitel Corporation, a Michigan corporation, have entered into that certain Fiber Optic Lease Agreement dated December 5, 1985, as amended by an Amendment thereto made as of January 31, 1986 and an Amendment No. 2 thereto made as of February 5, 1987 and an Amendment No. 3 thereto made as of July 31, 1989 and an Amendment No. 4 thereto made as of August 7, 1992 and an Amendment No. 5 thereto made as of November 23, 1992 to provide for the lease of specified circuit capacity on the Fiber Optic System (the "Prior Agreement"); and

               WHEREAS, Lessor is a successor by assignment to Mutual
Signal Corp. and Lessee is a successor by merger with Lexitel Corporation; and

               WHEREAS, the parties have an established relationship and have operated under the terms of the Prior Agreement over a long period of time; and

               WHEREAS, the parties desire to modify certain specific terms in the Prior Agreement and deem it to be in their best interests and to their mutual advantage to amend and restate the Prior Agreement with respect to Lessor's lease of circuit capacity of the Fiber Optic System to Lessee pursuant thereto.

               NOW THEREFORE, the Prior Agreement is hereby amended and restated as follows:

ARTICLE I DEFINITIONS

A.             AFFILIATE: See Article XV B.

B.             DS-3 shall refer to a digital signal with a bit rate of
44.736 Mb/s in accordance with Attachment C to the Prior Agreement incorporated herein in its entirety. Each DS-3 shall include 672 voice grade channels (also known as DS-0s).

C.             EFFECTIVE DATE is August 1, 1994.

D.             FIBER OPTIC SYSTEM is the telecommunications system owned
and operated by Lessor, as of the date hereof,   *

E. LEASE CAPACITY is defined in Exhibit B attached hereto and made a part hereof.

F.                              *

G. RIGHTS-OF-WAY means the rights-of-way, licenses, leases, easements, or other rights of use acquired by Lessor for purposes of the Fiber Optic System.

H. SERVICE(S) means the digital telecommunications transmission service including Support provided hereunder.

I.             SUPPORT: See Article II G.

J.             TERMINAL(S)  means the facilities installed on the Fiber
Optic System at the addresses or approximate locations specified in Attachment D to the Prior Agreement incorporated herein in its entirety (except with respect to charges set forth therein which have been expressly waived by Lessor) for the origination and termination of transmissions across the Fiber Optic System at DS-3 (45 Mbps) or multiples thereof, and include the junctions between transmission lines but do not include the four repeaters to be installed by Lessor on the Fiber Optic System. Terminals include DSX-3 interfaces and as practicable are to be constructed by Lessor near the edge of the Rights-of-Way.

 L.            TOTAL LEASED CAPACITY: See Article II D.

ARTICLE II SCOPE

               Lessor shall lease to Lessee circuit capacity as set forth in Exhibit B upon the terms and conditions set forth below:

               A. Lessor hereby agrees to lease to Lessee and Lessee hereby agrees to lease from Lessor the Lease Capacity as set forth in Exhibit B
through the Lease Term.            *

               B. Lessee shall have the right to request that Lessor reconfigure the Total Leased Capacity on the Fiber Optic System, and Lessor shall not unreasonably withhold its consent to any such reconfiguration so long as such reconfiguration shall not result in Lessor, in its reasonable judgment, being required to make any



                     * Confidential Treatment Applied For



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
substantive incremental investment in the Fiber Optic System to serve other customers. In addition, any reconfiguration of usage pursuant to this provision shall result in the same aggregate monthly rental payment to Lessor by Lessee for the circuit capacity as that payable prior to such reconfiguration and for approximately the same route miles as prior to such reconfiguration. Lessor shall provide Lessee in June and December of each year, and as otherwise additionally requested by Lessee (but not more than once per calendar quarter), a report of availability of circuit capacity on the Fiber Optic System for reconfiguration. Upon acceptance by Lessor of Lessee's request to reconfigure the Total Leased Capacity, Lessor shall use its best efforts to complete such reconfiguration within 90 days of Lessee's request.

               C.      Lessee may sublease all or a portion of the Service
leased hereunder or pursuant hereto to any third person other than       *
or         *        any of their affiliates; provided, however, that any such
sublease shall not relieve Lessee of any of its obligations hereunder.

               D. The circuit capacity leased pursuant to Sections A and B of this Article II is hereinafter referred to as "TOTAL LEASED CAPACITY."

               E. Lessor shall test and use its reasonable best efforts to maintain the Total Leased Capacity in accordance with the standards set forth in the Exhibits attached hereto and made a part hereof.

               F. Unless otherwise specified in Lessee's request for reconfiguration, Service shall terminate in a DS-3 jackfield and all Service shall consist of that Service between DS-3 jackfields located in Lessor's serving terminals as outlined in the Purchase Order.

               G. Lessee may, subject to availability, order other associated customer maintenance support ("SUPPORT") offered by Lessor and listed in Exhibit A, attached hereto and made a part hereof, as the same may be modified by the parties by signing and exchanging copies of a supplement(s) which shall become part of this Agreement.

               H.      Lessee shall be solely responsible for
interconnecting with its leased circuit capacity at Terminals, including construction of conduit or duct work as needed from each Terminal to the edge of the Right-of-Way for use by Lessee in running its local communication facilities, and Lessee shall provide at its sole expense all interconnection equipment therefor.

               I. Lessor or its designee shall control and operate the Fiber Optic System. Lessor shall be responsible for maintaining the Fiber Optic System in a manner within its sole discretion, and





                     * Confidential Treatment Applied For




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
shall comply with all applicable FCC and other governmental rules and regulations. Lessee shall be subject to and agrees to abide by all reasonable technical and operational requirements imposed by Lessor on Lessee's use of the Fiber Optic System.

               J. Lessor shall provide the circuit capacity leased by Lessee hereunder from a point of origin at a Terminal on the Fiber Optic System to a point of termination at a Terminal on the Fiber Optic System. Lessor shall have no liability or responsibility for providing, maintaining, or repairing interconnection facilities or other Lessee equipment. Any apparatus and equipment provided by Lessee in connection with its leased circuit capacity shall be maintained by Lessee at its sole expense.

               K. Lessor shall not be liable for any act or omission of any other entity furnishing facilities or equipment to the Lessee used with respect to or in conjunction with Lessee's use of the Fiber Optic System, or for any act or omission of any sublessee of Lessee of the Fiber Optic System. Lessor shall not be liable for any damage or loss due to the fault or negligence of the Lessee, its contractors, subcontractors, agents or employees, or the failure of Lessee-provided equipment or facilities, or the breach by Lessee of any provision of this Agreement.

               L.      Lessee's transmissions through the Fiber Optic
System shall comply with Federal Communications Commission and other applicable governmental rules and regulations, and shall not interfere with the use by any other lessee of circuit capacity on the Fiber Optic System in any manner which will or may interfere with the use of or cause physical harm to, any fiber optic pair or related equipment, or the Fiber Optic System as a whole.

ARTICLE III  LEASE RATES AND TERMS OF PAYMENT

               A.      LEASE RATES

                       1. DIGITAL SERVICE
                       a. For the circuit capacity leased during the
Initial Lease Term pursuant to Section A of Article II hereof, Lessee agrees to
pay to Lessor, as rental, commencing on the Effective Date,           * per
month.

                       b. Lessee agrees to pay Lessor the Support fees listed in Exhibit A.

                       2. TARIFF

                       In the event a tariff is required to be filed by Lessor with any governmental agency concerning any of the Service(s) provided under this Agreement, the parties agree that such tariff will be filed so as to reflect the terms and conditions of this Agreement including, without limitation, the rates and charges set



                     * Confidential Treatment Applied For
forth in this Article III.

               B.      PAYMENT TERMS

                       1.  Beginning on the Effective Date, Lessor shall
invoice Lessee in advance on the first of each month.  Payments shall be due
upon receipt and shall be deemed past due    *    after the date of receipt of
the invoice by Lessee (the "PAYMENT PERIOD").  Lessor shall deliver or mail each invoice on a timely basis.  The first invoice shall be for the first month
of service,         *          Each monthly invoice thereafter, shall be for the
following month. In case an amount is or becomes subject to dispute, Lessee shall provide written notice to Lessor of such dispute within the Payment Period. Except with respect to disputed items, in the event Lessee fails to pay Lessor's invoice in full within the Payment Period, and provided that
Lessor shall have given written notice to Lessee and a period of     * days in
which to cure such failure to pay, Lessee shall also pay a late fee in the amount of the lesser of one and one-half (1-1/2%) of the unpaid and undisputed balance per month or the maximum lawful rate thereon under applicable state law from the date of receipt of the invoice.

                       2. The lease charge for any fractional portion of a month shall be pro-rated according to the number of days for which Service was provided.

                       3. In the event that: (i) Lessee fails to pay when due any invoice issued by Lessor under the Agreement with respect to Total Leased Capacity used by Lessee as of the date hereof; and (ii) the amount outstanding under the Senior-Subordinated Promissory Note dated as of August 1, 1994 (the "Note") by Lessor in favor of Lessee is at such time no less than the amount of such invoice, such amount shall be deemed to have been timely paid by Lessee to Lessor under the Agreement and then timely paid by Lessor to Lessee pursuant to Section 3 of the Note. In such event, both Lessee's obligation to Lessor for the payment of such amount under the Agreement and Lessor's obligation to Lessee to make such payment of such amount under the Note shall be deemed to be satisfied.


ARTICLE IV  TERMINATION

               This Agreement may be terminated by either party in the
event that the other party defaults on its obligations hereunder and does not cure such default as set forth below: (i) in case of a default in payment by
Lessee, within      *      of Lessee's receipt of Lessor's written notice to
Lessee; and (ii) in case of any deficiency in performance, Lessee shall give written notice to Lessor of any deficiency in performance. Lessor shall have
  * after receipt of notice to cure any deficiency, which Lessor may, at its option, do by providing Replacement Services at Lessor's




                     * Confidential Treatment Applied For
expense. "Replacement Services" shall mean service: (i) if available, from an established fiber optic carrier which service meets the technical and operational specifications set forth in Attachment C to the Prior Agreement; or
(ii) if an alternative fiber optic carrier is not available, from an established digital microwave carrier with service meeting the technical and operational specifications equivalent to those of the digital service provided
by Communications Transmission Group, Inc. to Lessee.  If after the     *
period, Lessor fails to meet its material obligations under this Agreement, including but not limited to, the technical and operational specifications set forth in Attachment C to the Prior Agreement, Lessee may terminate the smallest incremental portion (i.e between two points of presence) of the Fiber Optic System which must be practically replaced to restore Service to such technical and operational specifications (the "Affected Service"). In the event of termination under this provision, Lessee's liability for payment for Service hereunder shall be limited to the monthly lease rate for the Affected Service which was properly rendered prior to the effective date of termination. If for any reason, any Services provided under this Agreement should become unavailable and Lessor fails to restore such service (which Lessor may, at its option, do by providing Replacement Services at Lessor's expense) within * for Affected Service, then Lessee may terminate the Affected Service without further liability.

ARTICLE V  FORCE MAJEURE

               Lessor is not liable for any interruptions of Service to the extent attributable to causes outside its reasonable control or to Force Majeure causes including but not limited to fires, floods, national emergencies, insurrections, riots, civil disorders, wars, or acts of God so long as it uses its best efforts to restore Service and does restore Service (which Lessor may, at its option, do by providing Replacement Services at
Lessor's expense) within     *      after the initiation of the interruption.
Should Lessor fail to restore Service within said     *    Lessee may terminate
the Affected Service without further liability. In addition, Lessee is entitled to service credits under Article VI for outages caused by Force Majeure conditions.

ARTICLE VI  ALLOWANCE FOR SERVICE OUTAGE PERIODS

               A. A circuit is deemed to be in an outage condition under this Agreement if, while Lessee is actually using or attempting to use such circuit, the circuit loses continuity and fails to comply with the standards set out in Attachment C to the Prior Agreement. An outage period starts when a report is received by Lessor's Customer Service Group from Lessee by telephone that Service has been interrupted and that such circuit is released for repair. An outage period ends when Lessor restores the affected Service and notifies Lessee by telephone that the Service is restored to the level set forth in Attachment C to the Prior



                     * Confidential Treatment Applied For

Agreement.

               B. A credit for each outage period shall be allowed and calculated as follows:

                       1. Lessee is credited for any outage period at the rate of 1/1440 of the monthly rate or charge applicable to the actual Service for the circuit which is subject to the outage period for each 1/2 hour or major fraction thereof that an outage period continues.

                       2. A credit allowance is not applicable for any period during which Lessee fails to afford access to any facilities provided by Lessor for the purpose of investigating and correcting any interruption in Service.

                       3. The monthly charges used to determine the credit will be the then current monthly charge being assessed for the circuit affected, calculated as a portion of the entire rental payment based on circuit miles.

                       4.  In no event shall any credit be allowed
hereunder (1) in excess of the then current charge being paid for the applicable Service or (2) with respect to any Service for which Lessee (A) fails to make or (B) is excused from making any payment because of operation of law or any other reason.

               C. Calculations of credits shall be based upon Lessor's Customer Service Group Log as maintained in the Lessor's Network Status Center.

               D.      No credit allowance shall be made for outage periods:

                       1.  caused by Lessee.

                       2. caused by the failure of equipment or systems provided by Lessee or persons other than Lessor (unless Lessor has engaged such persons to provide the equipment or systems which failed), in particular, any provider of local access service to Lessee.

                       3. occurring with respect to Service released by Lessee to Lessor to perform maintenance, to make rearrangements, or to implement an order for a change in the Service during the time that was negotiated with Lessee prior to the release of that Service. Thereafter, a credit allowance as set forth in this Article VI applies.

                       4. occurring with respect to Service which Lessee elects not to release for testing or repair and continues to use on an impaired basis.





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
               E. The credit provided for hereunder is Lessor's sole liability and Lessee's sole remedy in the event of any outage periods or interruption of Service, except for the termination rights as set forth in Articles IV and V.

               F. In the event of an outage period that is required for maintenance by Lessor, Lessor shall use its best efforts to give Lessee adequate prior notice by telephone so that adequate alternative measures can be taken by Lessee. Lessor will make every effort to schedule Service interruptions on weekends between midnight and 3:00 a.m. Service credits shall not apply to scheduled Service interruptions. Lessor shall use all reasonable efforts to give Lessee two weeks notice of scheduled maintenance when possible but in no event less than 72 hours where such maintenance would require a Service interruption.

ARTICLE VII  REPRESENTATIONS & WARRANTIES OF LESSOR AND LESSEE

               A. Lessor hereby represents and warrants to Lessee that this Agreement has been validly authorized, executed and delivered by Lessor and represents a valid and binding obligation of Lessor.

               B. Lessee hereby represents and warrants to Lessor that this Agreement has been validly authorized, executed and delivered by Lessee and represents a valid and binding obligation of Lessee.

               C.      Except as set forth in Sections A and B of this
Article VII:

                       (i) ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE ARE EXPRESSLY EXCLUDED AND DISCLAIMED. LESSEE ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY WRITTEN OR ORAL REPRESENTATION BY LESSOR CONCERNING THE SUBJECT OF THIS AGREEMENT OTHER THAN THOSE EXPRESSED IN THIS AGREEMENT;

                       (ii) EXCEPT TO THE EXTENT THE INDEMNIFICATION PROVIDED IN ARTICLE XV MAY INCLUDE COVERAGE OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, PUNITIVE, RELIANCE OR CONSEQUENTIAL DAMAGES, WHETHER FORESEEABLE OR NOT, INCLUDING BUT NOT LIMITED TO, DAMAGE OR LOSS OF PROPERTY OR EQUIPMENT, LOSS OF PROFITS OR REVENUE, COST OF CAPITAL, OR CLAIMS OF CUSTOMERS FOR SERVICE INTERRUPTIONS OR TRANSMISSION PROBLEMS, OCCASIONED BY ANY DEFECT IN THE SERVICE PROVIDED HEREUNDER, DELAY IN AVAILABILITY OF THE SERVICE PROVIDED

                        HEREUNDER, FAILURE OF THE SERVICE PROVIDED HEREUNDER OR ANY OTHER CAUSE WHATSOEVER; and

                        (iii) LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, TO ANY OTHER PERSON OR ENTITY CONCERNING THE SERVICE PROVIDED HEREUNDER AND LESSEE SHALL DEFEND AND INDEMNIFY LESSOR FROM ANY CLAIMS MADE UNDER ANY WARRANTY OR REPRESENTATION BY LESSEE TO ANY THIRD PARTY.

ARTICLE VIII  FCC PERMITS, AUTHORIZATION AND FILINGS

               Lessor shall take all necessary and appropriate steps, as soon as possible, to (i) procure from the Federal Communications Commission the necessary authorizations, if any, to deliver Service to Lessee and (ii) seek whatever approval is necessary from any other Federal, State or Local agency. If Lessor cannot obtain all necessary Federal, State or Local authority to provide the Service under the Agreement, Lessor shall promptly give written notice thereof to Lessee and such notice will constitute termination without liability of either party hereto of all obligations hereunder. All expenses relative to securing authority to construct and maintain the Fiber Optic System shall be borne by Lessor.

ARTICLE IX  GOVERNING LAW

               This Agreement shall be construed and enforced in accordance with, and the validity and performance hereof governed by, the laws of the state of Michigan.

ARTICLE X  CONVENIENCE OF TITLES

               Headings contained herein are for convenience only and do not modify, enlarge or limit the scope of the body of the sections hereof in any manner.

ARTICLE XI NOTICES

               All notices and other communications hereunder must be in writing and are deemed to have been duly given as of the date of delivery, facsimile transmission or mailing, if mailed, first class postage prepaid, certified or registered mail, return receipt requested to the following persons, unless contrary instructions are given by the parties in writing:

               If to Lessor:   MSM Associates Limited Partnership
                               5000 Plaza on the Lake, Suite 200
                               Austin, TX  78746
                               ATTN: Vice President, Sales and Marketing

               and a copy to:  Riordan & McKinzie

                               300 S. Grand Ave. 29th Floor
                               Los Angeles, CA  90071
                               ATTN: Carl McKinzie


               If to Lessee:   Allnet Communication Services, Inc.
                               30300 Telegraph Rd., Suite 350
                               Bingham Farms, MI  48025-4510
                               ATTN: Vice President, ATS

               and a copy to:  Allnet Communication Services, Inc.
                               30300 Telegraph Rd., Suite 350
                               Bingham Farms, MI  48025-4510
                               ATTN: General Counsel

ARTICLE XII  WAIVER OF BREACH OR VIOLATION NOT DEEMED CONTINUING

               The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach hereof.

ARTICLE XIII  BANKRUPTCY

               In the event of the bankruptcy of either party hereto or if either party hereto shall make an assignment for the benefit of creditors or take advantage of any act or law for relief of debtors, the other party to this Agreement may terminate this Agreement without further obligation or liability on its part.

ARTICLE XIV  LIMITS OF LIABILITY

               Unless specified otherwise, Lessor's sole duty under this Agreement is the provision of Service to Lessee under the terms and conditions set forth herein.

ARTICLE XV  INDEMNITY

               A. Each party, its officers, agents or employees engaged in performance under this Agreement shall at no time be deemed to be performing as agents or employees of the other party, and any acts, errors or omissions of such party, officers, agents and employees shall not be deemed to be those of the other party.

               B. Each party hereto shall indemnify and hold the other and/or all of its officers, agents, servants, subcontractors, subsidiaries, employees and other affiliates (collectively "Affiliates"), and each of them, harmless from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys fees) (collectively, the "Claims") imposed upon either party by reason of damages to property or injuries, including death, as a result of an intentional or a negligent act or omission on the part of the indemnifying party or





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its Affiliates in connection with the performance of this Agreement.

               C. In the event any action is brought against the indemnified party, such party shall immediately notify the indemnifying party in writing, and the indemnifying party, upon the request of the indemnified party, shall assume the defense thereof on behalf of the indemnified party and its Affiliates and shall pay all expenses and satisfy all judgments which may be incurred by or rendered against the indemnified party or its Affiliates in connection therewith, provided that the indemnified party is not liable for any settlement of any such action effected without its written consent.

ARTICLE XVI  ASSIGNMENT

               Except for collateral assignments to institutional lenders, for which no consent is required, neither party hereto may assign this Agreement without the express written consent of the other party hereto. Consent by either party shall not be unreasonably withheld. Provided further, any language to the contrary notwithstanding, either party may assign the Agreement to a parent, subsidiary or affiliate corporation without the consent of the other party. Nothing contained herein shall be construed to release the assigning party from any obligations or liabilities unless the other party expressly consents to such release.

ARTICLE XVII  CONFIDENTIAL RELATIONSHIP

               Unless required by law, the parties hereto shall not disclose, duplicate, or copy, or use for any purpose other than the performance of this Agreement, and shall treat as confidential and as proprietary all information, specifications, drawings, blueprints, nomenclature, samples and models supplied or disclosed to each other in connection with this Agreement, all of which shall be returned to the respective owners thereof upon completion of this Agreement. Notwithstanding the foregoing, however, either party may make such information available to its lenders. Neither party shall in any manner advertise or publish or release for publication any statement mentioning the other party or the fact that the other party has furnished or contracted to furnish goods and services hereunder or quote the opinion of any employees of such other party, unless written consent of such other party shall first be obtained or unless required by law. The parties shall not have any obligation to keep confidential any information obtained lawfully from third parties and any information which is available in the public domain, and any information already in their possession without an obligation of confidentiality.

ARTICLE XVIII  TAXES

               The amounts payable by Lessee under this Agreement do not include any State or local sales or use taxes, or utility taxes,





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
however designated, which may be levied on the goods and services provided by Lessor hereunder. With respect to such taxes, if applicable, Lessee shall furnish Lessor with an appropriate exemption certificate or pay to Lessor, upon timely presentation of invoices therefore (i.e. within 90 days after the provision of the goods or services relating to the invoice), such amounts thereof as Lessor may be by law required to collect or pay. Any and all other taxes, including but not limited to franchise, net or gross income, license, occupation, and real or personal property taxes, shall be timely paid by Lessor.

ARTICLE XIX  ARBITRATION

               Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association. Any such proceedings shall take place in Detroit, Michigan unless otherwise agreed to by the parties. A three person panel of arbitrators shall interpret this Agreement in accordance with the substantive laws of the State of Michigan. Each party shall select one arbitrator and the two arbitrators shall then select a third member of the arbitration panel. The panel of arbitrators shall have the power to order specific performance if requested. Any award, order, or judgment pursuant to such arbitration shall be deemed final and may be enforceable in any court of competent jurisdiction for purposes of enforcement of the arbitrators' decision and for no other purpose. The parties agree that any arbitration proceedings shall be conducted on a confidential basis. Lessee may, at its option, continue to accept what it considers to be below-standard Service and pay the charges hereunder relating thereto during such pendency of such arbitration, without prejudice thereto.

ARTICLE XX  LEGAL CONSTRUCTION

               In case any one or more of the provisions contained in this Agreement shall, for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability does not affect any other provision hereof, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

ARTICLE XXI SURVIVAL

               Rights and obligations of the parties relating to monies owed and other rights and obligations of the parties that by their nature extend beyond termination or expiration of this Agreement, such as without limitation, the parties' rights and obligations under the confidentiality, indemnification and limitation on liability provisions, survive termination or expiration of this Agreement.





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
ARTICLE XXII  ENTIRE AGREEMENT

        This Agreement amends and restates and supercedes the Prior Agreement (except to the extent that the Attachments of the Prior Agreement are expressly incorporated herein) and constitutes the entire agreement among the parties pertaining to the Service leased hereunder. This Agreement may be modified or supplemented only by a written instrument executed by each party hereto.

        In witness to the foregoing, the parties hereto have executed this Agreement below.

        Signed as of this 1st day of August, 1994.

MSM Associates, Limited Partnership

By:     Mutual Signal Corporation of Michigan,
        its General Partner

 JOHN J. WILLINGHAM
- - --------------------------------------------------------
By:             Title:

Allnet Communication Services, Inc.

 MARVIN C. MOSES
- - --------------------------------------------------------
By: Marvin C. Moses      Title: Executive Vice President
                                Chief Financial Officer

8/4/94



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                                                                EXHIBIT A

                                  EXHIBIT D
                         CUSTOMER MAINTENANCE SUPPORT

                MSM's standard fees for customer maintenance support services are as follows (unless set by precedence in a service contract):

                Maintenance services shall be defined as all work performed by MSM on equipment provided by or on behalf of the Customer, or supervision of the Customer's work within MSM's terminate facilities. Maintenance Service charges are not billed for troubles found within that portion of a circuit provided by MSM. The following billing rates apply for these services:

                A. $75 per hour (4 hour minimum-if dispatch is required) Monday through Friday during the business hours of 8:00 a.m. - 5:00 p.m. local time, exclusive of the following holidays:

                        New Years Day
                        President's Day
                        Memorial Day
                        Independence Day
                        Labor Day
                        Thanksgiving Day and the day after Thanksgiving Christmas Day

                B. $95 per hour (4 hour minimum) for overtime work done after business hours (defined above) and/or on holidays (defined above) and/or all day on Saturdays and Sundays.

                C. As requests for maintenance services are typically made via telephone, MSM must be advised, in writing as to the person(s) who are authorized to request service. It is the Customer's responsibility to keep MSM apprised of any changes to its list of representative(s).

                D. To request technical assistance and help under the maintenance services, a call must be made to our Network Control Center at 1-800-526-2488. This


                                  EXHIBIT D

MAINTENANCE POLICY & ANCILLARY PRICING
Exhibit D
Page 2

number should be used for MSM technical assistance, troubleshooting or testing of circuits, not for service impairment or outages. The person calling in must be on the authorized list in order to commit for charges for this technical assistance. If that person is not on the list, the request cannot be accommodated.

                1. The Network Control Center personnel will take the call, record the caller's name and phone number along with facts concerning the assistance and support needed. The caller will then be given the number of the "Assistance Ticket."

                2. Upon completion of work, this "Assistance Ticket" will be given to MSM's Accounting Department, and the customer will subsequently be billed based upon the information on that ticket. A copy will be attached to the invoice.

        E. Except for emergencies, MSM technicians cannot be dispatched unless requests are made in accordance with the above call-out procedure.



                                  EXHIBIT D

MAINTENANCE POLICY & ANCILLARY PRICING
Exhibit D
Page 3


NONRECURRING CHARGES                                 DS-1          DS-3
- - --------------------                                 ----          ----
New Order Installation                                 *            *
DS-1 RampUp Per DSO
Order Change (prior to circuit turnup)
Order Cancellation (prior to circuit turnup)
  plus additional charges incurred
ASR (new or disconnect)
ASR Supplement
Order Expedite
Reconfiguration (city pair remains the same)
Ramped DS-3 Installation Per DS1
Distributed DS-3 Installation Per DS1


MONTHLY RECURRING CHARGES
- - -------------------------
Cross-connect Charge                                   *            *
  Other IXC to MSM local access or bypass
  facility (CTI long haul involved)
Local bypass - charge CTI POP to CTI POP in
  same city, with no CTI long haul attached
  at either CTI POP
Transit Cross-connect (CTI long haul not
  included)

MISCELLANEOUS
- - -------------
M13     1 yr Term                                      *            *
        2+ yr Term
        3+ yr Term
ECHO CANCELLERS
SECOND END LOOP (Ex: for ADPCM)


DEMAND MAINTENANCE



CIF FLOOR SPACE
CIF SHELF SPACE
CIF DC POWER

CIF AC/DC POWER
ALL OTHER SERVICES

(1)     All of the above charges are subject to change with a 30-day notice.
(2) Services not described above will be considered special handling and charges will be assessed on an individual basis.



                     * Confidential Treatment Applied for

                                                                  EXHIBIT B

MSM SYSTEM MILEAGE/LEASED CAPACITY RECONCILIATION

                                     Actual    1986K        Invoice        Invoice      Reconfig            Reconfig        Reconfig
City Pair                            Miles     Miles       Capacity     DS-3 Miles      Capacity        1986 K Miles    Actual Miles
- - -----------------------              ------    ------      --------     ----------      --------        ------------    ------------



       *                                *          *            *            *              *                  *            *





Reconfigure miles does not equal contracted miles due to "inexact" reconfiguration swaps.



                     * Confidential Treatment Applied For